EXHIBIT E

                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made as of this 31st day of December, 2003, by and between Columbus Funds, Inc., a Maryland company (the "Corporation"), and UMB Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

      WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests in separate series with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Corporation and the Distributor desire to enter into an agreement pursuant to which the Distributor shall be the distributor of the shares of the Corporation representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Corporation and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the "Shares" and such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. APPOINTMENT OF THE DISTRIBUTOR.

      The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

      2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Corporation's Board of Directors and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

      2.2 Distributor may finance appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. At the direction of the Corporation, Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor may act as principal. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

      2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to their net asset value as determined in the manner set forth in the Funds' then current prospectus. The Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

      2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD.

      2.5 Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Funds' prospectus and statement of additional information and such other materials as the Corporation shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Funds in advance of the use of such materials. The Corporation agrees to incorporate such changes to such materials as the Distributor shall deem reasonably necessary to comply with applicable laws and regulations. The Distributor will file the materials as may be required with the NASD, SEC or state securities commissioners. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

      2.5 As compensation for the services performed hereunder and the expenses incurred by Distributor, the Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.

      2.6 The Distributor shall furnish the Corporation from time to time such information with respect to the Distributor and its operations as the Corporation may reasonably request, including, but not limited to, such information regarding the Distributor and its operations as may be required to be included by the Corporation in filings with the Commission.

3. DUTIES AND REPRESENTATIONS OF THE CORPORATION.

      3.1 The Corporation represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Articles of Incorporation, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

      3.2 The Corporation shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder.

      3.3 The Corporation shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Corporation's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Corporation may approve, shall maintain the qualification of a sufficient number or amount of shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Corporation shall use its best efforts to notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

      3.4 The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. In this regard, the Distributor shall be deemed to have the same knowledge of the Corporation's affairs as any of the Distributor's affiliates which are providing mutual fund-related services to the Corporation. In addition, the Corporation shall furnish Distributor from time to time such information, documents and reports with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information shall be true and correct.

      3.5 The Corporation represents to Distributor that all registration statements and prospectuses of the Funds filed or to be filed with the Commission under the 1933 Act and 1940 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Corporation represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. The Corporation shall promptly notify the Distributor of any decision regarding the necessity or advisability of amending or supplementing the registration statement.

      3.6 The Corporation shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance and if the Distributor objects to such amendment (after a reasonable time), the Corporation may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Corporation shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Corporation of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Corporation to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Corporation fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Corporation's right or obligation to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

      3.7 Whenever in its judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Corporation shall advise Distributor promptly of such determination.

      3.8 The Corporation agrees to advise the Distributor promptly in writing:

            (i) of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

            (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

            (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

            (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4. INDEMNIFICATION.

      4.1(a) The Corporation authorizes Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature ("Losses") which Distributor and/or each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Corporation or its counsel by Distributor in writing for the purpose of, and used in, the preparation thereof; (b) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor's performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties, by reason of its reckless disregard of its obligations and duties under this Agreement, or due to the Distributor's failure to maintain appropriate licenses, or (c) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur when acting in accordance with instructions from the Corporation or its representatives. Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Corporation in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee.

      4.1(b) The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by them subsequent to the receipt of the Corporation's election. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, or in case there is a conflict of interest between the Corporation and the Distributor or any of the Distributor Indemnitees, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in this Section 4.1 and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees, and their successors. The Corporation agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or trustees in connection with the issue and sale of any of the Shares.

      4.1(c) The Corporation acknowledges and agrees that in the event the Distributor, at the direction of the Corporation, is required to give indemnification to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Corporation and shall be entitled to such indemnification.

      4.2(a) Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act ("Corporation Indemnitees"), free and harmless from and against any and all Losses which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Corporation's registration statement or any prospectus or annual or interim report to shareholders, as from time to time amended or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof, and (b) to the extent any Losses arise out of or result from the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; Distributor's agreement to indemnify the Corporation and any of the Corporation Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Corporation's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Corporation of notice of the commencement of an investigation, action, claim or proceeding, the Corporation shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Corporation or any Corporation Indemnitee.

      4.2(b) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the distributor of such election, the indemnified defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or in case there is a conflict of interest between the Distributor and the Corporation or any of the Corporation Indemnitees, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Corporation and them. The Distributor's indemnification agreement contained in this Section 4.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation or any of the Corporation Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of the Corporation Indemnitees and their successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or members in connection with the issue and sale of any of the Shares.

5. OFFERING OF SHARES.

      No Shares shall be offered by either the Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.

6. LIMITATION OF LIABILITY

      6.1 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Corporation or for any action taken or omitted to be taken by any other service provider of the Funds.

      6.2 The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. Notwithstanding anything in this agreement to the contrary, in no event shall either party, its affiliates or any of its or their directors, members, officers, employees, agents or subcontractors, be liable for lost profits or consequential damages.

7. TERM.

      7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until December 31, 2004. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation's Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

      7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Corporation's Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

      7.3 In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds.

8. MISCELLANEOUS.

      8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Corporation recognizes that from time to time members, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

      8.2 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records relative to the Funds' prior, present and future shareholders, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. In case of any requests or demands for inspection of the records of the Funds, the Distributor will use its best efforts to notify the Corporation promptly and to secure instructions from a representative of the Corporation as to such inspection. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to receipt thereof, shall not be subject to this paragraph.

      8.3 This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

      8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Peter
J. Hammond, and notice to the Corporation shall be sent to Columbus Funds, Inc., 227 Washington Street, Columbus, IN, 47202-0727, Attention: David B. McKinney.

      8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

      8.6 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                        COLUMBUS FUNDS, INC.
                                        (the "Corporation")


                                        By: /s/ Michael G. Dow
                                            ------------------------------------


                                        UMB DISTRIBUTION SERVICES, LLC
                                        (the "Distributor")


                                        By: /s/ Peter Hammond
                                            ------------------------------------

                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                              COLUMBUS FUNDS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                  NAME OF FUNDS

           FUND                                            EFFECTIVE DATE
           ----                                            --------------

Columbus Low Duration Fund
Columbus Intermediate Fund
Columbus Core Fund
Columbus Core Plus Fund
Columbus High Yield Fund

                                   SCHEDULE B
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                              COLUMBUS FUNDS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                      FEES

ANNUAL ASSET-BASED FEES (PER PORTFOLIO)

AVERAGE NET ASSETS                            BASIS POINTS
------------------                            ------------
Up to $1 billion                         2.0 basis points, plus
Next $1 billion                         1.75 basis points, plus
Next $1 billion                         1.50 basis points, plus
Over $4 billion                            1.25 basis points

MINIMUM ANNUAL FEE: The asset based fees are applied to each of the portfolios and are subject to a minimum annual fee in the amount of $20,000 for the first fund and $15,000 per fund for each subsequent fund. The minimum annual fee is subject to an annual escalation equal to the increase in the Consumer Price Index - Urban Wage Earners (CPI), which escalation shall be effective commencing one year from the date of this Agreement (the "Anniversary Date") and on the corresponding Anniversary Date each year thereafter. No amendment of this Schedule B shall be required with each escalation. CPI shall be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor.

FEE DISCOUNTS: The minimum annual fee (if applicable) shall be discounted in the amount of 50% for funds with average net assets under $25,000,000 and 25% for funds with average net assets between $25,000,00 and $50,000,000, for the first two years after the fund's inception date.

ADVERTISING COMPLIANCE

In addition to the above fees, the Corporation shall pay to the Distributor a fee based on the actual time spent by representatives of the Distributor providing compliance review and comment on sales literature and marketing materials not prepared by UMB Fund Service's Financial Marketing Group at the rate of $150 per hour, plus filing fees.

EMPLOYEE LICENSING

o     Tier 1: Base fee                              $1,000 per month, per person
      (applies when registered agents of the
      Adviser only respond to unsolicited
      inquiries about the Fund(s))

o     Tier 2: Base fee                              $2,000 per month, per person
      (applies for registered agents of the
      Adviser who are pro-actively marketing
      the Fund(s))

The employee licensing fees shall apply only to the second and each additional employee whose license is held by UMB Distribution Services, LLC.

Employee licensing activities include: establishing a system to supervise operations; developing a procedure manual tailored to your requirements (i.e., remote location, branch office or office of supervisory jurisdiction); training your staff on compliance procedures; monthly compliance review (e.g., email, presentations, marketing materials, websites, correspondence, incoming mail, etc.); periodic on-site examinations; etc.

OUT-OF-POCKET EXPENSES

In addition to the compensation payable to the Distributor, the Corporation agrees to reimburse, upon request (or pay directly, at the Distributor's discretion), the Distributor's out-of-pocket expenses in providing services hereunder, including, but not limited to: amounts paid or to be paid by the Distributor to dealers or others entering into selling, servicing or related agreements with the Distributor or the Corporation, travel on behalf of the Adviser or Fund(s), materials, filing fees, registration fees, etc.

The expense of marketing, promoting and distributing a fund are in addition to the fees above and include but are not limited to: the development and printing of prospectuses, advertising, and direct mail pieces; public relations activities; trade show attendance; call management and fulfillment; and fees paid to broker/dealers.

PAYMENT OF FEES

The fees and expenses set forth on this Schedule B shall be paid to the Distributor by the Fund pursuant to the Corporation's Rule 12b-1 Plan or, if the Rule 12b-1 Plan payments are not sufficient to pay such fees and expenses over an annual period, or if the Rule 12b-1 Plan is discontinued, or if the Fund otherwise determines that Rule 12b-1 Plan fees may not be paid, in whole or in part, to the Distributor, the Fund's adviser(s) shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments and shall reimburse Distributor or pay directly at the Distributor's discretion such amounts. Fees and expenses shall be payable monthly, promptly after the receipt by the Corporation of an invoice for such fees and/or expenses.


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